                                                                   EXHIBIT 10(h)

                           ASSETS PURCHASE AGREEMENT
                           -------------------------

     THIS ASSETS PURCHASE AGREEMENT ("Agreement"), dated as of the 2nd day of February, 1994, is entered into by and between C.I.S. TECHNOLOGIES, INC., a Delaware corporation ("Parent"), Parent's wholly owned subsidiary, CIS Healthcare Research Systems, Inc., a Delaware corporation ( "Purchaser") and HEALTHCARE RESEARCH SYSTEMS, INC., an Illinois corporation ("Seller").

                                  WITNESSETH:

     WHEREAS, Seller owns and operates a business of providing healthcare data to third party clients (being hereinafter referred to collectively as the "Business"), and

     WHEREAS, Parent owns 15,000 shares of common stock, or 15% of the outstanding equity securities, of Seller, and

     WHEREAS, Purchaser desires to buy and Seller desires to sell substantially all of the assets of the Business and Purchaser and Parent are willing to assume certain liabilities and obligations of Seller related to the Business, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, it is hereby agreed as follows:

     1.  Definitions.  The following capitalized terms shall have the following
         -----------
meanings unless otherwise stated herein.

         "Acquired Assets' means all of the assets of Seller related to the Business including all of its (a) real property and leaseholds, and improvements thereon, (b) tangible Personal Property (such as office equipment, furniture, fixtures and vehicles), (c) Intellectual Property, including the name of Seller, goodwill associated therewith, licenses and sub-licenses granted and obtained with respect thereto and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein, (d) equipment leases, sub-leases, and rights thereunder, (e) contracts and agreements defined herein as Assumed Contracts, (f) permits, licenses, franchises, approvals, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (g) cash, cash on deposit and accounts receivables, and (h) books, records, ledgers, files, documents, correspondence, client and other lists, advertising and promotional materials, and other printed or written materials; provided, however, that
                                                        -------------------
     the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, or (ii) any of the rights of the Seller under this Agreement.

     "Assumed Contracts" shall have the meaning set forth in Paragraph 4(1) below.

     "Assumed Liabilities" shall have the meaning set forth in Paragraph 3 below.

     "Closing" shall mean the date upon which physical transfer of the Acquired Assets and the Purchaser's and Parent's joint assumption of the Assumed Liabilities, which includes the Assumed Contracts, takes place and the exchange of the Consideration occurs therewith.

     "Closing Date" shall have the meaning set forth in Paragraph 2(a) below.

     "Consideration" shall have the meaning described in paragraph 2(d) below.

     "Disclosures" shall include all of the Schedules, Exhibits and other disclosures referred to in this Agreement. The Disclosures are incorporated herein by reference as if set forth herein.

     "Intellectual Property" means all tradenames, trade marks, service marks, and logos described in Paragraph 4(1) below.

     "Knowledge" means actual knowledge, without independent investigation, of the President, Chief Executive Officer and Chief Financial or Operating Officer of the Seller and what could have been known by such persons following their reasonable investigation.

     "Personal Property" shall have the meaning set forth in Paragraph 4(j) below.

2.    Closing; Sale of Assets; Instruments and Consideration.
      -------------------------------------------------------

          (a)  Closing Date.  The consummation of the transactions contemplated
               ------------
     by this Agreement shall take place in Tulsa, Oklahoma, at the offices of Parent at 4:00 p.m. on February 1, 1994, or such other time, date and pace as hereafter may be agreed upon in writing by Parent and Seller (the "Closing Date").

          (b)  Sale and Purchase.  On the Closing Date, Seller shall sell,
               -----------------
     assign, transfer, convey and deliver to Purchaser, and Purchaser shall buy from Seller, free and clear of all encumbrances (except the Assumed Liabilities) all of Seller's right, title and interest in the Acquired Assets and the Assumed Contracts, all for the Consideration set forth in this

     Agreement.

          (c)  Instruments of Transfer.  The sale, assignment, transfer,
               ------------------------
     conveyance and delivery of the Acquired Assets shall be made by such bills of sale and other instruments of assignment, transfer and conveyance as Purchaser shall reasonably request.

          (d)  Consideration.  The Consideration ("Consideration") to be paid by
               -------------
     Parent to Seller at Closing for the Acquired Assets is (i) the cancellation of Parent's 15,000 shares of common stock of Seller and (ii) the issuance by Parent to Seller of a limited transferable subscription warrant to purchase up to 200,000 shares of Parent's common stock upon the terms and conditions contained in that form of Limited Transferable Subscription Warrant set forth at Exhibit 2(d) hereto. In addition, Parent and Purchaser shall assume jointly the Assumed Liabilities of Seller, as provided in Paragraph 3 below.

     3.   Assumed Liabilities.  On the Closing Date, Purchaser and Parent agree
          -------------------
to jointly assume and be fully responsible for (i) all obligations arising after the Closing Date under the Assumed Contracts, (ii) prepaid items related to the Business, (iii) the obligations to the Seller's employees as set forth in Paragraph 4(q) below, and (iv) other liabilities of Seller as are detailed in
Schedule 3 hereto, including Seller's obligations to Parent to repay amounts loaned by Parent to Seller (collectively, the "Assumed Liabilities").

     4.   Representations and Warranties of Seller.  Seller represents and
          -----------------------------------------
warrants to Purchaser and Parent and agrees with Purchaser and Parent (which representations and warranties shall continue to be true, correct and complete as of the Closing Date) as follows:

          (a) Organization, Standing and Power.  Seller is a Corporation duly
              ---------------------------------
     organized, validly existing and in good standing under the laws of the State of [Illinois]. Seller has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and all writings related hereto. True and correct copies of Seller's Certificate of Incorporation and Bylaws, as amended, have been delivered to Parent and comprise one of the Disclosures. Seller owns or has adequate rights to use all of the assets of the Business.

          (b)  Authorization of Seller.  The execution, delivery and performance
               -----------------------
     of this Agreement and all writings relating hereto by Seller have been duly and validly authorized by the board of directors of Seller and by its shareholders. This Agreement and all writings relating hereto to be signed by Seller constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms.

     (c)  Noncontravention. Neither the execution and delivery of this
          -----------------
Agreement, or any writings relating hereto, nor the consummation by Seller of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof will: (i) conflict with or result in a breach of the certificate of incorporation or bylaws of Seller; (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority applicable to Seller; or (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or accelerating under) any agreement or writing of any nature to which Seller is a party or by which it or the Acquired Assets may be bound. No consent or approval of or notification to any governmental authority or any other third party is required in connection with the execution and delivery by Seller of this Agreement or any writing relating hereto or the consummation of the transactions contemplated hereby or thereby, except as may be necessary to assign Seller's rights in the Assumed Contracts set forth in Schedule 4(c).

     (d)  Financial Statements. Included in the Disclosures heretofore delivered
          --------------------
to Parent are Seller's unaudited balance sheets and related statements of operations, shareholders' equity and cash flows as of and for each of the years ended December 31, 1990, 1991, 1992 and 1993 (the "Financial Statements"). The Financial Statements are complete and accurate and present fairly the financial position of the Seller and the results of its operations as at the dates thereof and for the periods covered thereby.

     (e)  Liabilities.  At Closing, the Seller will have no liabilities or
          ------------
obligations due to anyone that would affect the Acquired Assets or the Business (except for the Assumed Liabilities).

     (f)  Absence of Changes.  From the date hereof until Closing, the Business
          -------------------
will be operated only in the ordinary course of business consistent with past custom and practice.

     (g)   Tax Matters.
           ------------

          (i) To Seller's knowledge, all federal, state, local and foreign tax returns and tax reports, if any, required to be filed with respect to the Business and Acquired Assets have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing are true, correct and complete, and all amounts shown as owing thereon have been paid;

     (ii) All federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), if any, payable by the Seller or relating to or chargeable against its assets, revenues or income through December 31, 1993 were fully paid by such date or provided for by adequate reserves and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves and paid as and when due by law. There are no tax liens on any of the Acquired Assets, no material tax claims asserted against or which relate to the Acquired Assets, and no claims not yet asserted but which, to Seller's Knowledge, could be asserted.

          (h)  Title to Property and Related Matters.  Seller has the ownership
               -------------------------------------
     in fee and good and marketable title to all the Acquired Assets, except those which are leased to Seller, which Acquired Assets will be at Closing free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, easements, licenses, security agreements or other agreements,, arrangements, contracts, commitments, understandings or obligations except the Assumed Liabilities.

          (i)  Real Property Owned or Leased.  Schedule 4(i) hereto is a
               -----------------------------
     description of all real property relating to or used in the operation of the Business owned or leased by Seller. With respect to real property owned, Seller has good and marketable title in fee simple thereto.

          (j)  Personal Property Owned or Leased.  Schedule 4(j) hereto contains
               ---------------------------------
     a correct and complete list of the machinery, equipment, office furniture, fixtures, vehicles, and other personal property (collectively, the "Personal Property") owned or leased by Seller and used in the Business. Except as set forth in Schedule 4(j) hereto: (i) all of such leases are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; (ii) there have not been and there currently are not any material defaults thereunder by any party; and (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder. Seller will furnish to Purchaser copies of all such leases listed in Schedule 4(i) as soon as practicable.

          (k) All Assets.  The Acquired Assets constitute substantially all of
              ----------
     the properties and assets necessary to operate the Business on a basis consistent with the manner in which the Business has historically been conducted.

          (l)  Assumed Contracts.  Schedule 4(1) hereto contains a list of (i)
               -----------------
     all licenses held by Seller relating to the Business; (ii) all trademarks, trade names, logos and service marks owned by or registered in the name of Seller, relating to or used in connection with the Business; and (iii) all contracts and agreements of the Seller used in the Business (collectively, the "Assumed Contracts"). Except as set forth in Schedule 4(1), all of such Assumed Contracts are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; there have not been and there currently are not any material defaults thereunder by any party; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder. Purchaser and Parent agree to cooperate with Seller in Purchaser's and Parent's assumption or assignment of such Assumed Contracts, but the responsibility of obtaining said assignments by the Closing Date is upon Seller. Seller owns all Assumed Contracts free and clear of any liens or encumbrances.

          (m)  Insurance.  Seller maintains in effect insurance covering the
               ----------
     Seller's assets and the Business and any liabilities relating thereto in an amount believed adequate by Seller, and such insurance coverage shall be maintained by Seller through the Closing Date. Between now and the Closing Date, Seller shall furnish to Parent such information as Parent shall reasonably request regarding the Business's insurance. Seller shall use its best efforts to assist Purchaser to transfer such insurance to Purchaser, if possible, and if desired by Parent. There have been no material property damage or personal injury claims against the Business.

          (n)  Agreements.  All contracts, agreements and other instruments
               -----------
     relating to the Business or the Acquired Assets and not listed in the Schedules hereto shall be terminated by Seller at Closing with no cost to Purchaser or Parent except health insurance or other insurance policies to the extent the same are transferred, at Parent's request, to Purchaser or Parent. No employee of the Seller engaged in the Business has an employment contract (written or oral) which is not terminable within 30 days.

          (o)  Litigation.  There are no actions, suits, claims, investigations,
               -----------
     or legal or administrative or arbitration proceedings pending or, to Seller's Knowledge, threatened against Seller relating to the Business or the Acquired Assets, whether at law or in equity, or before or by any federal, state, municipal or other governmental instrumentality.

          (p)  Compliance With Laws.  Seller is in compliance in all material
               --------------------
     respects with all federal, state, local, or foreign laws, ordinances, regulations, and orders applicable to the Business or the Acquired Assets as currently operated. To Seller's Knowledge, (i) its licenses constitute all the federal, state, local, and foreign governmental licenses and permits necessary for the conduct of the Business; (ii) such licenses are in full force and effect; (iii) no violations are or have been recorded in respect of any thereof; and (iv) no proceeding is pending or threatened to revoke or limit any thereof.

          (q) Labor Relations; Employees.  To Seller's Knowledge, Seller is in
              --------------------------
     compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. Seller will pay in full all wages, salaries, bonuses, and other direct and indirect compensation earned by and payable to all of its employees through the Closing Date, but shall not be responsible for those matters described in the remaining portion of this paragraph 4(q), which matters Purchaser and Parent agree to jointly assume and be responsible to pay. At the Closing, Seller will terminate all its employees and Purchaser or Parent shall enter into employment agreements with Mr. Robert J. Simmons, Jr. ("Simmons, Jr."), Mr. Ramani Iyer ("Iyer"), Mr. Joe Phillip ("Phillip"), Ms. Marlo Good ("Good") and Mr. Harold Pashner ("Pashner") which shall provide for (i) the employment of Simmons, Jr., Iyer, Phillip, Pashner, and Good for an initial term of six (6) months from the Closing Date, at an annual base salary equal to those base salaries being paid to Iyer, Phillip, Good, and Pashner, respectively, by Seller as of the date hereof. Simmons, Jr. will be similarly employed for an initial term of six (6) months at an annual base salary of $72,000. Purchaser or Parent will provide all of such employees with employee benefits of a similar nature to those offered Parent's other employees as of the Closing Date.

     5.   Representations Warranties and Certain Agreements of Purchaser and
          ------------------------------------------------------------------
Parent.  Purchaser and Parent represent and warrant to Seller (which
- - ------
representations and warranties shall continue to be true and correct at the Closing Date) and agrees with Seller as follows:

          (a)  Organization, Standing and Power.  Purchaser and Parent are each
               --------------------------------
     Corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser and Parent have all requisite corporate power and authority to own, lease and operate their properties, to carry on their businesses as now being conducted and to execute, deliver and perform this Agreement and all writings relating hereto.

          (b)  Authority.  The execution, delivery and performance of this
               ---------
     Agreement and all writings relating hereto by Purchaser and Parent have been duly and validly authorized by the Boards of Directors of Purchaser and Parent. This Agreement and all writings relating hereto to be signed by Purchaser and Parent constitute valid and binding obligations of Purchaser and Parent enforceable in accordance with their respective terms.

          (c)  Noncontravention.  Neither the execution and the delivery of this
               ----------------
     Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to herein), will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Purchaser or Parent is subject or any provision of their charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, or other arrangement to which Purchaser or Parent is a party or by which they are bound or to which any of their assets is subject. Neither Purchaser nor Parent needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for Purchaser, Parent and Seller to consummate the transactions contemplated by this Agreement.

          (d)  Other Obligations.  Purchaser and Parent will perform their
               -----------------
     obligations herein, including those set forth in Paragraph 4(q) of this Agreement.

     6.   Mutual Representations and Indemnifications.  Seller, on the one hand,
          -------------------------------------------
and Purchaser and Parent, on the other hand, mutually represent to each other that each has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with the Agreement or the sale of the Acquired Assets. Each agrees that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser and/or Parent, respectively, in connection with this Agreement or in connection with the sale of the Acquired Assets.

     7.   Conditions of Obligations of Purchaser and Parent.  The obligations of
          -------------------------------------------------
Purchaser and Parent to perform this Agreement are subject to the satisfaction of the following conditions, unless waived by the Parent and Purchaser shall use their best efforts to cause such conditions to be fulfilled (to the extent that they have the ability to do so):

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of Seller in this Agreement shall be true and correct on the Closing Date as though made on and as of the Closing Date.

          (b)  Performance of Obligations of Seller.  Seller shall have
               ------------------------------------
     performed all agreements and material obligations required to be performed by it under this Agreement prior to the Closing Date.

          (c)  Consents.  Seller shall have obtained, or to the reasonable
               --------
     satisfaction of Parent obviated the need to obtain, all consents or waivers from third parties necessary to convey to Purchaser all the Acquired Assets and Seller shall have obtained all consents necessary to assume the Assumed Contracts.

          (d)  No Litigation.  No action, suit or other proceeding shall be
               -------------
     pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

          (e)  Adverse Claims.  No restriction or adverse claim shall have been
               --------------
     asserted or threatened against the Acquired Assets by any lender of Seller.

          (f)  Changes.  There shall exist no material adverse estoppel in the
               -------
     aggregate of the Acquired Assets or in the business, financial condition or prospects of the Business as currently operated from the date hereof.

          (g) Liens.  Purchaser shall have received executed estoppel letters
              -----
     and releases of liens, mortgages and security interests from all holders of liens on the Acquired Assets.

     8.   Conditions of Obligations of Seller.  The obligations of Seller to
          -----------------------------------
perform this Agreement are subject to the satisfaction of the following conditions, unless waived and Seller shall use its best efforts to cause such conditions to be fulfilled (to the extent that is has the ability to do so):

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of Purchaser and Parent in this Agreement shall be true and correct on the Closing Date as though made on and as of the Closing Date.

          (b)  Performance of Obligations of Purchaser.  Purchaser and Parent
               ---------------------------------------
     shall have performed all material obligations required to be performed by them under this Agreement prior to the Closing Date.

          (c)  No Litigation.  No action, suit or other proceeding shall be
               -------------
     pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in --aspect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

     9.   Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties made by any party to this Agreement or pursuant hereto shall survive the Closing only for a Period of one year from the Closing Date, except that there shall be no limitation on Indemnified Losses arising out of fraudulent actions other than as provided by law.

     10.  Indemnification of Purchaser and Parent.  Subject to the limitations
          ---------------------------------------
hereinafter set forth, Seller shall indemnify and save Purchaser and Parent harmless from, against, for and in respect of any and all damages, losses, liabilities, claims, actions or causes of action and reasonable costs and expenses ("Indemnified Losses") suffered, sustained, incurred or required to be paid by Purchaser and/or Parent because of (A) the claims of any broker or finder engaged by Seller; (B) the untruth, inaccuracy or breach of the Seller's representations and warranties; or (C) any liabilities or obligations of Seller other than the Assumed Liabilities.

     11.  Indemnification of Seller.  Subject to the limitations hereinafter set
          -------------------------
forth, Purchaser and Parent shall jointly indemnify and save Seller harmless from, against, for and in respect of any and all Indemnified Losses suffered, sustained, incurred or required to be paid by Seller because of (A) the claims of any c or finder engaged by Purchaser or Parent; (B) the untruth, inaccuracy or breach of the Purchaser's or Parent's representations and warranties; or (C) the failure of Purchaser or Parent to discharge the Assumed Liabilities.

     12.  Indemnification Procedure.  The obligations and liabilities of each
          -------------------------
indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or third parties shall be subject to the following terms and conditions:

          (a)  Notice.  The indemnified party shall give prompt written notice
               ------
     to the indemnifying party of any claims which might give rise to an Indemnified Loss by the indemnified party against the indemnifying party based on the indemnity agreements contained in Paragraphs 10 and 11 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known.

          (b)  Other Terms and Conditions.  In the event any action, suit or
               --------------------------
     proceeding is brought against the indemnified party, with respect to which the indemnifying party may have liability under the indemnity agreements contained in Paragraphs 10 and 11 hereof, the action, suit or proceeding shall, upon the written acknowledgement by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be the indemnified party's own expense unless (A) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the indemnifying party in connection with the defense of such action, suit or proceedings, or (B) such indemnified party shall have reasonably concluded and specifically notified the indemnifying party that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained in Paragraphs 10 and 11 hereof, in any of which events the indemnifying party, to the extent made necessary by such defenses, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party. In such case only that portion of such fees and expenses reasonably related to matters covered by the indemnity agreements contained in Paragraphs 10 and 11 hereof shall be borne by the indemnifying party. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is so represented. The indemnifying party shall make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party, relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonable require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     13.  Incorporation of Letter of Intent Terms.  The terms of paragraphs 7,
          ---------------------------------------
8, 9, 10, 11, 12 and 13 of that certain Letter of Intent between Seller and Parent dated December 15, 1993 (set forth at Exhibit "13-1" hereto) are incorporated herein by reference to the same extent as if set forth at length herein. References therein to "HRS" shall be deemed references to Seller and references therein to "CIS" shall be deemed references to Purchaser and/or Parent, as appropriate. With respect to paragraph 8 of the said

Letter of Intent, the covenant not to compete referred to therein shall be in the form of Exhibit "13-2" hereto and shall be delivered to Purchaser and Parent by Seller at the Closing.

     14.  Miscellaneous.
          --------------

          (a)  Parties in Interest.  This Agreement shall be
               -------------------
     binding upon, inure to the benefit or, and be enforceable by Seller and its successors and assigns, and Purchaser and its successors and assigns.

          (b)  Entire Agreement and Amendments.  This Agreement and the other
               -------------------------------
     writing referred to herein or delivered in connection herewith contain the entire understanding of the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all of the parties.

          (c)  Headings.  The section and subsection headings contained in this
               --------
     Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) Notices.  All notices, claims, certificates, requests, demands and
         -------
other communications ("communication") hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or on the first business day after pickup by overnight delivery such as Federal Express to the following addresses:

If to Seller:
                    290 East Deerpath Road
                    Suite 290
                    Lake Forest, Illinois 60045
                    Phone: (708) 615-1173
                    Fax: (708) 614-1176

If to Purchaser
or Parent:
                    6100 South Yale, Suite 1900
                    Tulsa, Oklahoma 74136
                    ATTN: Philip D. Kurtz, President
                    Phone: (918) 496-2451
                    Fax: (918) 481-4275

With Copy To:
                    Thomas G. Noulles, Esq.
                    Pray, Walker, Jackman, Williamson and Marlar
                    900 Oneok Plaza
                    Tulsa, Oklahoma 74103
                    Phone: (918) 581-5500

                              Fax: (918) 581-5599

or in each case to such other address as either party may from time to time designate by giving notice in writing to the other party. Telephone and facsimile numbers are for informational purposes only. Effective notice will be deemed given only as provided above.

          (e)  Further Assurances.  After the Closing Date, without further
               ------------------
     consideration, Seller, Purchaser and Parent shall execute and deliver such further instruments and documents as either party shall reasonably request to consummate the transactions contemplated by the Agreement.

          (f)  Waivers.  Any party to this Agreement may, by written notice to
               -------
     the other party hereto, waive any provision of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          (g)  Attorney Fees.  In the event legal proceedings are instituted to
               -------------
     enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable legal fees from the other party hereto.

          (h)  Governing Law.  The laws of the State of Oklahoma shall govern
               -------------
     the interpretation and enforceability of this Agreement.

          (i)  No Third Party Beneficiaries.  This Agreement shall not confer
               ----------------------------
     any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

          (j)  Assignment.  No party may assign either this Agreement or any of
               ----------
     its rights, interests, or obligations hereunder without the prior written approval of the other party, except that Purchaser may assign this Agreement to any other corporation that is wholly owned by Parent.

          (k)  Counterparts.  This Agreement may be executed in one or more
               ------------
     counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (l)  Severability.  Any term or provision of this Agreement that is
               ------------
     invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and affixed their seals as of the date and year first above written.

                              "PARENT"

                              C.I.S. TECHNOLOGIES, INC.


                              By__________________________________
                                         President


                              "PURCHASER"

                              CIS HEALTHCARE RESEARCH SYSTEMS, INC.


                              By__________________________________
                                         President


                              "SELLER"

                              HEALTHCARE RESEARCH SYSTEMS, INC.


                              By___________________________________
                                         President